EXHIBIT 99.1

    ZOLL Medical Corporation Announces Appointment of New Director


    CHELMSFORD, Mass.--(BUSINESS WIRE)--April 25, 2007--ZOLL Medical Corporation (NASDAQGS: ZOLL), a manufacturer of resuscitation devices and related software solutions, today announced that John J. Wallace has been appointed to its Board of Directors. With this appointment, ZOLL filled a vacancy on its Board of Directors, which now constitutes seven members. Mr. Wallace is Chief Operating Officer and a member of the Board of Directors of Nova Biomedical Corporation, a Waltham, MA-based privately held company engaged in the development, marketing and manufacturing of proprietary blood diagnostic products, consumer healthcare diabetes products, and medical devices. Mr. Wallace also serves as a director and member of the Audit Committee of Vision Sciences, Inc. (NASDAQ: VSCI), a maker of innovative products for flexible endoscopy. He also is a director of several private organizations.

    Prior to assuming the operational role at Nova Biomedical, Mr. Wallace served as its Vice President and Chief Financial Officer. Previously, he held operational and financial positions at Cortex Corporation, Numerix Corporation, Analog Devices, Inc. and Data General Corporation. Mr. Wallace received his undergraduate degree from Northeastern University and an MBA degree from Babson College.

    Richard A. Packer, President and Chief Executive Officer of ZOLL commented, "We are pleased to welcome John to our Board of Directors. His operational and financial experience will make a strong contribution to the skill set represented by ZOLL's Board. His industry experience with medical device and other products, combined with his international experience, will enhance the way we examine our business. I look forward to his contributions as ZOLL works to establish the resuscitation standards of tomorrow."

    About ZOLL Medical Corporation

    ZOLL Medical Corporation is committed to developing technologies that help advance the practice of resuscitation. With products for pacing, defibrillation, circulation, ventilation, and fluid resuscitation, ZOLL provides a comprehensive set of technologies that help clinicians, EMS professionals, and lay rescuers resuscitate sudden cardiac arrest or trauma victims. ZOLL also designs and markets software that automates the documentation and management of both clinical and non-clinical information.

    ZOLL markets and sells its products in more than 140 countries. The Company has direct operations, distributor networks, and business partners throughout the U.S., Canada, Latin America, Europe, the
Middle East and Africa, Asia, and Australia.

    Certain statements contained in this press release regarding matters that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, ZOLL's ability to compete in the resuscitation business; acceptance of its recently launched products; changes in regulations affecting the healthcare industry; global economic conditions; and those other factors discussed in the section entitled "Risk Factors" in ZOLL's Quarterly Report on Form 10-Q, which was filed with the SEC on February 9, 2007.

    (C)2007 ZOLL Medical Corporation. All rights reserved. 269 Mill Road, Chelmsford, MA 01824-4105. ZOLL is a registered trademark of ZOLL Medical Corporation.

    CONTACT: INVESTOR CONTACT:
             ZOLL Medical Corporation
             A. Ernest Whiton, +1 978-421-9655
             Chief Financial Officer
             or
             MEDIA CONTACT:
             ZOLL Medical Corporation
             Susan Schumacher, +1 978-421-9787
             Corporate Communications Director
             sschumacher@zoll.com